AGREEMENT AND PLAN OF MERGER


                                  by and among


                            BERKSHIRE HATHAWAY INC.


                               BG MERGER SUB INC.


                                      and


                              GARAN, INCORPORATED


                                  July 2, 2002

                        AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July
2, 2002, by and among Berkshire Hathaway Inc., a Delaware corporation ("Parent"), BG Merger Sub Inc., a Virginia corporation and a wholly owned subsidiary of Parent (the "Merger Sub"), and Garan, Incorporated, a Virginia corporation (the "Company").

        WHEREAS, the Board of Directors of Parent, the Board of Directors of Merger Sub, and the Board of Directors of the Company have approved, and determined that it is advisable and in the best interests of their respective companies and stockholders to consummate, the merger of Merger Sub with and into the Company (the "Merger"), with the Company as the surviving corporation in the Merger, upon and subject to the terms and conditions set forth in this Agreement, pursuant to which the shares of Common Stock, no par value, of the Company (the "Shares" or the "Company Common Stock"), together with the rights (the "Rights") attached thereto to purchase additional Shares pursuant to the Amended and Restated Rights Agreement dated as of April 21, 1993, as amended October 1, 2001 (as amended, supplemented or otherwise modified, the "Rights Agreement") between the Company and J.P. Morgan Chase (then Chemical Bank), as rights agent, issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2), other than shares described in Section 2.1(b), will be converted into the right to receive $60.00 per Share (including associated Rights) in cash (the "Merger Consideration"); and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger; and

       WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to Parent's and Merger Sub's willingness to enter into this Agreement, Parent and Merger Sub have entered into a Stockholders Agreement, dated the date hereof, the form of which is attached as Exhibit A hereto (the "Stockholders Agreement"), with the stockholders named therein (the "Stockholders"), pursuant to which each Stockholder has, among other things agreed to vote certain Shares beneficially owned by the Stockholder in favor of the Merger and this Agreement and against any Takeover Proposal (as defined herein), in each case subject to and on the conditions set forth therein.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

       Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and the provisions of the Virginia Stock Corporation Act (the "VSCA"), at the Effective Time (as defined in Section 1.2 hereof), the Company and Merger Sub shall consummate a merger (the "Merger") pursuant to which (a) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (the "Surviving Corporation") under the name "Garan, Incorporated" and shall continue to be governed by the laws of the Commonwealth of Virginia, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. After the Effective Time, (x) the articles of incorporation of the Company, as in effect immediately prior to the Effective Time or as it may be amended by the Articles of Merger (as defined below), shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation, and (y) the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the articles of incorporation and such bylaws. The Merger shall have the effects set forth in the VSCA.

        Section 1.2 Effective Time. Parent, Merger Sub, and the Company shall cause appropriate articles of merger meeting the requirements of
Section 13.1-720 of the VSCA (the "Articles of Merger") to be executed and filed on the date of the Closing (as defined in Section 1.3) (or on such other date as Parent and the Company may agree) with the State Corporation Commission of the Commonwealth of Virginia (the "Commission") as provided in the VSCA. The Merger shall become effective on the date on which the certificate of merger has been duly issued by the Commission or such later time as is agreed upon by the parties and designated in the Articles of Merger as the effective time of the Merger, and such time is hereinafter referred to as the "Effective Time."

        Section 1.3 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the fourth business day, after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at or directed from the offices of Munger, Tolles & Olson LLP, 355 South Grand Avenue, Los Angeles, California 90071, unless another date or place is agreed to in writing by the parties hereto.

        Section 1.4 Directors and Officers of the Surviving Corporation. The directors of Merger Sub and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of incorporation and bylaws.

        Section 1.5   Stockholders' Meeting; Proxy Statement.

             (a)   Subject to the Company's rights under Section
7.1(c)(ii), the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                   (i) duly call, give notice of, convene and hold a special meeting of its stockholders for the purpose of considering and taking action upon this Agreement (the "Special Meeting") as soon as practicable following the date hereof;

                   (ii) prepare and use reasonable best efforts to file with the United States Securities and Exchange Commission (the "SEC"), by July 12, 2002, a preliminary proxy statement relating to the Merger and this Agreement and use its reasonable efforts (A) to obtain and furnish the information required to be included by the federal securities laws (and the rules and regulations thereunder) in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and, as soon as practicable thereafter to cause a definitive proxy statement (the "Proxy Statement") to be mailed to its stockholders and (B) to obtain the necessary approvals of the Merger and this Agreement by its stockholders as soon as practicable; and

                    (iii) include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement, unless such recommendation has been withdrawn, or as such recommendation has been modified or amended, in each case in accordance with Section 5.2, and the opinion of Goldman Sachs & Co. (the "Financial Advisor") described in Section 3.20, if the Financial Advisor authorizes such inclusion, which authorization the Company will request;

              (b) Parent shall provide the Company with the information concerning Parent and Merger Sub required to be included in the Proxy Statement. Parent shall vote, or cause to be voted, all of the Shares (if any) then owned by it, Merger Sub or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

                                 ARTICLE II

                            CONVERSION OF SECURITIES

        Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or of the common stock, no par value, of Merger Sub (the "Merger Sub Common Stock"):

              (a) Merger Sub Common Stock. Each issued and outstanding share of Merger Sub Common Stock shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, no par value, of the Surviving Corporation.

              (b)   Cancellation of Treasury Stock and Parent-Owned
Stock. All shares of Company Common Stock that are owned by the Company as treasury stock, all shares of Company Common Stock owned by any subsidiary of the Company and any shares of Company Common Stock owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent, in each case including associated Rights, shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

              (c) Conversion of Shares. Each issued and outstanding share of Company Common Stock (including associated Rights), other than Shares to be canceled in accordance with Section 2.1(b) hereof, shall be converted into the right to receive the Merger Consideration in cash, without interest, payable to the holder thereof upon surrender of the certificate formerly representing such share of Company Common Stock in the manner provided in Section 2.2 hereof. All such shares of Company Common Stock (including associated Rights), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2 hereof, without interest, and any dividends declared and unpaid as of the Effective Time. Following the Effective Time, the Surviving Corporation shall pay to the holders of certificates as of the Effective Time any unpaid dividends declared in respect of the Company Common Stock with a record date prior to the Effective Time and which remain unpaid at the Effective Time.

     Section 2.2   Exchange of Certificates.

               (a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company (the "Paying Agent") reasonably acceptable to the Company to make the payments of the funds to which holders of shares of Company Common Stock shall become entitled pursuant to Section 2.1(c) hereof. When and as needed, Parent shall deposit with the Paying Agent such funds in trust for the benefit of holders of shares of Company Common Stock for exchange in accordance with Section 2.1, for timely payment hereunder. Such funds shall be invested by the Paying Agent as directed by Parent; provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any net profit resulting from, or interest or income produced by, such investments will be payable to Parent.

              (b) Exchange Procedures. As promptly as practicable after the Effective Time but in no event more than ten (10) days thereafter, Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and associated Rights (the "Certificates"), whose shares were converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration (subject to subsection (e) below) multiplied by the number of shares of Company Common Stock formerly represented by such Certificate and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

              (c)   Transfer Books; No Further Ownership Rights in
Company Common Stock. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock (and associated Rights) on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of shares of Company Common Stock (and associated Rights) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares (and associated Rights), except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for Merger Consideration in the proper amount of cash as provided in this Article II.

              (d)   Return of Funds; No Liability.  At any time following
270 calendar days after the Effective Time, Parent or the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been deposited with the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to Parent or the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              (e) Withholding Taxes. If so specified in the Proxy Statement, Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares pursuant to the Merger such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent amounts are so withheld by Parent, the Surviving Corporation or the Paying Agent, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which the deduction and withholding was made.

        Section 2.3 Company Option Plans. Prior to the Closing Date, the Board of Directors of the Company (or, if appropriate, any committee administering the Option Plans (as defined below)) shall adopt such resolutions or take such other actions as may be required to effect the following:

              (a) Adjust the terms of all outstanding stock options to purchase shares of Company Common Stock ("Company Stock Options") granted under the Company's 1989 Stock Option Plan or 1998 Stock Option Plan, each as amended (the "Option Plans"), to provide that each Company Stock Option outstanding immediately prior to the Effective Time, with an exercise price of less than the Merger Consideration, shall be canceled at the Effective Time in exchange for a payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (1) the total number of shares of Company Common Stock subject to such Company Stock Option and (2) the excess of the Merger Consideration over the exercise price per share of Company Common Stock subject to such Company Stock Option, payable in cash immediately following the Effective Time.

              (b) Except as provided in subsection (a) above, the Company Stock Options, the Option Plans and any other plan, program or arrangement providing for the issuance or grant of any interest in respect of the capital stock of the Company or any subsidiary, including the Rights Agreement, shall terminate as of the Effective Time, and following the Effective Time no holder of a Company Stock Option nor any participant in any such plan, program or arrangement shall have any right thereunder to acquire capital securities of the Surviving Corporation or of Parent.

                                 ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows:

        Section 3.1	Corporate Organization.

              (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined below) on the Company ("Company Material Adverse Effect"). The copies of the Restated Articles of Incorporation and Bylaws of the Company, and amendments thereto (the "Company Charter" and "Company Bylaws"), as most recently filed with the Company's SEC Documents (as hereinafter defined), are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

              (b) As used in this Agreement, the term "Material Adverse Effect" means any state of facts, change, development, effect, occurrence or condition that has a material adverse effect on (i) the business, results of operations, properties, assets, liabilities or financial condition of the Company and its subsidiaries taken as a whole or Parent and its subsidiaries taken as a whole, as applicable, or (ii) a party's or parties' ability to consummate the transactions contemplated hereby (except to the extent caused by any action or inaction of Parent or Merger Sub in the case of a Company Material Adverse Effect, or of the Company or its subsidiaries in the case of a Parent Material Adverse Effect, in breach of this Agreement); provided, however, that a "Material Adverse Effect" shall not include the following or any combination of the following: any state of facts, change, development, effect, occurrence or condition (A) resulting from or attributable to general national, international or regional economic or financial conditions, (B) resulting from or attributable to the announcement, pendency or consummation of this Agreement or the transactions contemplated hereby, or (C) generally affecting the industries in which the Company or its subsidiaries operate (including legal and regulatory changes), or (D) described as a risk factor in the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001. For purposes of analyzing whether any state of facts, change, development, effect, occurrence or condition has resulted in a Company Material Adverse Effect, Merger Sub will not be deemed to have knowledge of any state of facts, change, development, effect, occurrence or condition relating to the Company or its subsidiaries unless it is disclosed in the Company's SEC Documents or the Company Disclosure Schedule (as defined below). As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

        Section 3.2   Capitalization.

              (a) The authorized capital stock of the Company consists of 15,000,000 shares of Company Common Stock, no par value, and 500,000 shares of Preferred Stock, par value $10.00 per share (the "Preferred Stock"). At the date hereof, there were (i) 4,523,975 shares of Company Common Stock issued and outstanding and an equal number of shares of Company Common Stock reserved for issuance upon exercise of Rights under the Rights Agreement, (ii) 37,167 shares of Company Common Stock issuable upon the exercise of outstanding Company Stock Options (all of which are presently vested and exercisable) pursuant to the Option Plans, and (iii) no shares of Preferred Stock issued or outstanding. All of the issued and outstanding shares of Company Stock have been (and any shares of Company Common Stock issued upon the exercise of Company Stock Options will be) duly authorized and validly issued and are (or will be) fully paid, nonassessable and free of preemptive rights. Except as set forth above or in Section 3.2(a) of the Company's disclosure schedule delivered to Parent concurrently with the execution of this Agreement (the "Company Disclosure Schedule"), as of the date hereof, there are not and, as of the Effective Time there will not be, any shares of Company Common Stock, Preferred Stock, or other capital stock issued and outstanding or any subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any securities of the Company, including any securities representing the right to purchase or otherwise receive any Company Common Stock or Preferred Stock.

              (b) The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of its subsidiaries, free and clear of any liens, charges, encumbrances, adverse rights or claims and security interests whatsoever ("Liens"), and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Company's subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any security of such subsidiary, including any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such subsidiary.

              (c)   Disclosed in Section 3.2(c) of the Company Disclosure
Schedule is a true and complete list of all outstanding Company Stock Options as of the date hereof, the exercise price therefor, and the holder thereof.

        Section 3.3   Authority.

              (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to obtaining the approval of holders of more than two-thirds of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") prior to the consummation of the Merger in accordance with Section 13.1-718 of the VSCA. The Company Stockholder Approval is the only vote of the holders of any class or series of the Company's securities necessary to approve this Agreement, the Merger, and the other transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.5 hereof and as required by the VSCA, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by the other parties thereto, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and
(ii) is subject to general principles of equity.

              (b) The Board of Directors of the Company has approved and taken all corporate action required to be taken by the Board of Directors for the consummation by the Company of the transactions contemplated by this Agreement.

        Section 3.4   Consents and Approvals; No Violations.

              (a) Except for (i) the consents and approvals set forth in Section 3.4(a) of the Company Disclosure Schedule, (ii) the filing with the SEC of the preliminary proxy statement and the Proxy Statement, (iii) the filing of the Articles of Merger with the Commission pursuant to the VSCA,
(iv) the adoption of this Agreement by the requisite vote of the stockholders of the Company, and (v) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (A) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) any filings required under the rules and regulations of the American Stock Exchange ("AMEX"), and (D) if required, the Federal Law of Economic Competition (Mexico), as amended (the "Mexican Competition Act"), no consents or approvals of, or filings, declarations or registrations with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity") are necessary for the consummation by the Company of the transactions contemplated hereby or by the Stockholders Agreement, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

              (b) Except as set forth in Section 3.4(b) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor compliance by the Company with any of the terms or provisions hereof, nor the consummation of the transactions contemplated by the Stockholders Agreement or compliance with the terms and provisions thereof, will (i) conflict with or violate any provision of the Company Charter or Company Bylaws or any of the similar organizational documents of any of its subsidiaries or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4(a) and the authorization hereof by the Company's stockholders in accordance with the VSCA are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its subsidiaries or any of their respective properties or assets, or (y) subject to obtaining the third-party consents set forth in Section 3.4(b) of the Company Disclosure Schedule, violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.5 SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms and registration statements with the SEC since October 1, 2000 (collectively, and in each case including all exhibits, schedules, and amendments thereto and documents incorporated by reference therein, the "SEC Documents"; provided that, in respect of the Form 10-K for the year ended September 30, 2001, "SEC Documents" shall refer only to the Form 10-K/A for the year ended September 30, 2001). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the SEC Documents (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated otherwise in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments). Since September 30, 2001, neither the Company nor any of its subsidiaries, has incurred any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP except (i) as and to the extent set forth on the audited balance sheet of the Company and its subsidiaries as of September 30, 2001 (including the notes thereto) included in the SEC Documents, (ii) as incurred in connection with the transactions contemplated by this Agreement, (iii) as incurred after September 30, 2001 in the ordinary course of business and consistent with past practice, (iv) as described in the SEC Documents filed since September 30, 2001 (the "Recent SEC Documents"), or (v) as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 3.6 Broker's Fees. Except for the Financial Advisor's fee set forth in Section 3.6 of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company nor any of their respective officers or directors on behalf of the Company or such subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory fee, broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby.

        Section 3.7 Absence of Certain Changes or Events. Except as set forth in the Recent SEC Documents filed prior to the date hereof or in
Section 3.7 of the Company Disclosure Schedule, since September 30, 2001, the Company and its subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any event that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect. Since March 31, 2002, neither the Company nor any of its subsidiaries has taken, or failed to take, any action that would have constituted a breach of Section 5.1(a), 5.1(b), or 5.1(e) hereof had the covenants therein applied since that date.

        Section 3.8   Legal Proceedings.

              (a) Except as set forth in Section 3.8 of the Company Disclosure Schedule or as disclosed in the Recent SEC Documents, there is no action, suit or proceeding, claim, arbitration or investigation pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, and neither the Company nor any or its subsidiaries is a party to any action, suit or proceeding, arbitration or investigation, which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

              (b) Except as set forth in Section 3.8 of the Company Disclosure Schedule or as disclosed in the Recent SEC Documents, there is no injunction, order, judgment, decree or regulatory restriction imposed upon the Company, any of its subsidiaries or the assets of the Company or any of its subsidiaries which, when aggregated with all other such injunctions, orders, judgments, decrees and restrictions, would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.9 Compliance with Applicable Law. Except as disclosed in Section 3.9 of the Company Disclosure Schedule or in the Recent SEC Documents, the Company and each of its subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses as presently conducted and are in compliance with the terms thereof, except where the failure to hold such license, franchise, permit or authorization or such noncompliance would not, when aggregated with all other such failures or noncompliance, reasonably be expected to have a Company Material Adverse Effect, and neither the Company nor any of its subsidiaries knows of, or has received notice of, any material violations of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its subsidiaries, which, in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.10 Company Information. The information relating to the Company and its subsidiaries to be provided by the Company for inclusion in the Proxy Statement or in any other document filed with any other Governmental Entity in connection herewith at the respective times filed with the SEC or such other Governmental Entity and first published, sent or given to stockholders of the Company and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the shares of Company Common Stock and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company as to such portions thereof that relate only to Parent, Merger Sub, or any of their subsidiaries or to statements made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

        Section 3.11   Employee Matters.

              (a) The Company has delivered or made available to Parent full and complete copies or descriptions of each material employment, severance, bonus, change-in-control, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, phantom stock, performance unit, pension, retirement, deferred compensation, welfare or other employee benefit agreement, trust fund or other employee benefit arrangement and any union, guild or collective bargaining agreement maintained or contributed to or required to be contributed to by the Company or any of its ERISA Affiliates (as defined below), for the benefit or welfare of any director, officer, employee or former employee of the Company or any of its ERISA Affiliates (such plans and arrangements being collectively the "Company Benefit Plans"). Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, each of the Company Benefit Plans is in material compliance with all applicable laws including the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, the Internal Revenue Service has determined that each Company Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code is so qualified and the Company is aware of no event occurring after the date of such determination that would adversely affect such determination, except where such event would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, no condition exists that is reasonably likely to subject the Company or any of its subsidiaries to any direct or indirect liability under Title IV of ERISA or Section 4976 of the Code that would reasonably be expected to have a Company Material Adverse Effect and that is not reflected on such balance sheet or that is reasonably likely to result in any loss of a federal tax deduction under Section 280G of the Code. Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, there are no pending or to the Company's knowledge, threatened, claims (other than routine claims for benefits or immaterial claims) by, on behalf of or against any of the Company Benefit Plans or any trusts related thereto except where such claims would not reasonably be expected to have a Company Material Adverse Effect. "ERISA Affiliate" means, with respect to any person, any trade or business, whether or not incorporated, that together with such person would be deemed a "single employer" within the meaning of
Section 4001(a)(15) of ERISA.

              (b) Neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement (other than as set forth in Section 3.11(b) of the Company's Disclosure Schedule) or other contract or understanding with a labor union or labor organization. Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) unfair labor practice, labor dispute or labor arbitration proceeding pending,
(ii) to the knowledge of the Company, any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries or (iii) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to such employees.

        Section 3.12   Environmental Matters.  Except as set forth in
Section 3.12 of the Company's Disclosure Schedule or in Recent SEC Documents, there are no legal, administrative, arbitral or other proceedings, or pending or, to the knowledge of the Company, threatened claims, actions, causes of action or required environmental remediation activities or, to the knowledge of the Company, governmental investigations of any nature seeking to impose, or that reasonably could be expected to result in the imposition, on the Company or any of its subsidiaries of any liability or obligations arising under common law standards relating to environmental protection, human health or safety, or under any local, state, federal, national or supranational environmental statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries, which liability or obligation would reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, during or prior to the period of (i) its or any of its subsidiaries' ownership or operation of any of their respective current properties, (ii) its or any of its subsidiaries' participation in the management of any property, or (iii) its or any of its subsidiaries' holding of a security interest or other interest in any property, there was no release or threatened release of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property which would reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its subsidiaries is subject to any agreement, judgment, decree, or other order of any kind by or with any court, governmental authority, regulatory agency or third party imposing any material liability or obligations pursuant to or under any Environmental Law that would reasonably be expected to have a Company Material Adverse Effect.

        Section 3.13 Rights Agreement; Takeover Statutes. The Company has taken all action required so that the entering into of this Agreement and the Stockholders Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not enable or require the Rights to be separated from the shares of Company Common Stock with which the Rights are associated, or to be distributed, exercisable, exercised, nonredeemable or result in the Rights associated with any Company Common Stock beneficially owned by Parent, Merger Sub, or any of their affiliates or associates (as defined in the Rights Agreement) to be void or voidable. The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Article 14 (Section 13.1-728.1 et seq.) of the VSCA) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the governing documents of the Company is, or at the Effective Time will be, applicable to the Company, Parent, Merger Sub, the shares of Company Common Stock (including shares of Company Common Stock acquired in the Merger), the Merger or any other transaction contemplated by this Agreement or the Stockholders Agreement.

        Section 3.14 Properties. Except as disclosed in the Recent SEC Documents and for any of the following which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its subsidiaries (i) has good and indefeasible title to all the properties and assets reflected on the latest audited balance sheet included in the Recent SEC Documents as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet due and (2) such imperfections or irregularities of title or other Liens (other than real property mortgages or deeds of trust) as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (B) all real property mortgages and deeds of trust except such secured indebtedness as is properly reflected in the latest audited balance sheet included in the Recent SEC Documents, and (ii) is the lessee of all leasehold estates reflected in the latest audited financial statements included in the Recent SEC Documents or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is valid without material default thereunder by the lessee or, to the knowledge of the Company, the lessor.

        Section 3.15   Tax Returns and Tax Payments.  Except as set forth in
Section 3.15 of the Company Disclosure Schedule, (i) the Company and its subsidiaries have timely filed (or, as to subsidiaries, the Company has filed on behalf of such subsidiaries) all material Tax Returns (as defined below) required to be filed by it; (ii) the Company and its subsidiaries have paid (or, as to subsidiaries, the Company has paid on behalf of such subsidiaries) all Taxes (as defined below) shown to be due on such Tax Returns or has provided (or, as to subsidiaries, the Company has made provision on behalf of such subsidiaries) reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any Tax Returns;
(iii) neither the Company nor any of its subsidiaries has granted any request that remains in effect for waivers of the time to assess any Taxes; (iv) no claim for unpaid Taxes has been asserted against the Company or any of its subsidiaries in writing by a Tax authority which, if resolved in a manner unfavorable to the Company or any of its subsidiaries, as the case may be, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (v) there are no Liens for Taxes upon the assets of the Company or any subsidiary, except for Liens for Taxes not yet due and payable or for Taxes that are being disputed in good faith by appropriate proceedings and with respect to which adequate reserves have been taken; (vi) to the knowledge of the Company, no audit of any material Tax Return of the Company or any of its subsidiaries is being conducted by a Tax authority; (vii) none of the Company or any of its subsidiaries has made an election under Section 341(f) of the Code; and (viii) neither the Company nor any of its subsidiaries has any liability for Taxes of any person (other than the Company and its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any comparable provision of state, local or foreign law). As used herein, "Taxes" shall mean all taxes of any kind, including, without limitation, those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes. As used herein, "Code" shall mean the Code and the Treasury Regulations promulgated thereunder.

        Section 3.16 Intellectual Property. The Company or its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use (i) the trademarks "GARANIMALS" and "GARAN" and (ii) all patents, other trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, trade secrets, computer software programs or applications, domain names and tangible or intangible proprietary information or materials, in each case that are used in the respective businesses of the Company and its subsidiaries as currently conducted, except in the case of clause (ii) for any such failures to own, be licensed or possess that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to the countries and the scope in which they are used in the respective businesses of the Company and its subsidiaries as currently conducted, the trademark registrations for "GARANIMALS" and "GARAN" are subsisting and in force and all patents, other registered trademarks and service marks and registered copyrights held by the Company or its subsidiaries are subsisting and in force except where failure to be subsisting and in force would not reasonably be expected to have a Company Material Adverse Effect.

        Section 3.17 Identified Agreements. Other than the contracts or agreements of the Company included as exhibits to the Recent SEC Documents, and contracts or agreements between the Company and its subsidiaries or between subsidiaries of the Company, Section 3.17 of the Company Disclosure Schedule lists each of the contracts and agreements to which the Company or any of its subsidiaries is a party as of the date hereof, which are (a) material contracts or agreements between the Company and any of its affiliates, (b) contracts or arrangements between the Company and its subsidiaries, on the one hand, and executive officers or directors of the Company or their affiliates and associates (as defined in the Exchange Act), on the other hand, or (c) stockholder, voting trust or similar contracts or agreements relating to the voting of Company Common Stock or other equity interests of the Company or any of its subsidiaries.

        Section 3.18 Investment Company. Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 3.19 Board Recommendation. The Board of Directors of the Company, at a meeting duly called and held, has (A) unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, (B) determined that the Merger is advisable and that the terms of the Merger are fair to, and in the best interests of, the Company's stockholders, and (C) subject to Section 5.2, resolved to recommend that the Company's stockholders approve and adopt this Agreement and the Merger.

        Section 3.20   Opinion of Financial Advisor.  The Financial
Advisor has delivered to the Company's Board of Directors its opinion (in writing or to be confirmed in writing) to the effect that, as of the date hereof and based upon and subject to the factors and assumptions set forth therein, $60.00 per Share (and associated Rights) in cash to be received by the holders of the Shares pursuant to the Merger is fair to such holders from a financial point of view.

                                 ARTICLE IV

                       REPRESENTATIONS AND WARRANTIES OF
                             PARENT AND MERGER SUB

        Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

        Section 4.1   Corporate Organization.  Each of Parent and Merger
Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Commonwealth of Virginia, respectively, and has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

        Section 4.2 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized and approved by their Boards of Directors and by Parent as the sole stockholder of Merger Sub and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by them of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that such enforceability may be limited by (a) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally or
(b) general principles of equity.

        Section 4.3   Consents and Approvals; No Violation.

              (a) Except for (i) the filing with the SEC of the preliminary proxy statement and the Proxy Statement, (ii) the filing of the Articles of Merger with the Commission pursuant to the VSCA, and (iii) filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the HSR Act, the Mexican Competition Act (if required) or any other applicable antitrust or competition law, no consents or approvals of, or filings, declarations or registrations with, any Governmental Entity are necessary for the consummation by Parent and Merger Sub of the transactions contemplated hereby, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (a "Parent Material Adverse Effect").

              (b) Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Restated Certificate of Incorporation or Bylaws of Parent or any of the similar organizational documents of Merger Sub or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3(a) are obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent, Merger Sub, or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Parent or Merger Sub under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Merger Sub is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, conflicts, breaches, defaults, losses, terminations of rights thereof, accelerations or Lien creations which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

        Section 4.4 Broker's Fees. Neither Parent nor Merger Sub nor any of their respective officers or directors on behalf of Parent or Merger Sub has employed any financial advisor, broker or finder in a manner that would result in any liability of the Company for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated hereby or that would result in any reduction of the consideration payable to the stockholders of the Company.

        Section 4.5   Merger Sub's Operation and Capitalization.  Merger
Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 100 shares of common stock, no par value, all of which shares have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Liens.

        Section 4.6 Parent or Merger Sub Information. The information relating to Parent and its subsidiaries to be provided by Parent to be contained in the Proxy Statement, or in any other document filed with any other Governmental Entity in connection herewith, at the respective time filed with the SEC or such other Governmental Entity and, in addition, in the case of the Proxy Statement, at the date it or any amendment or supplement is mailed to holders of the Shares and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

        Section 4.7 Litigation. There are no claims, suits, actions or proceedings pending or, to Parent or Merger Sub's knowledge, threatened in writing, nor are there, to the knowledge of Parent and Merger, any investigations or reviews pending or threatened in writing against, relating to or affecting Parent or Merger Sub or any of their respective subsidiaries that (i) seek to question, delay or prevent the consummation of the Merger or the other transactions contemplated hereby or (ii) would reasonably be expected to affect adversely the ability of Parent or Merger Sub to fulfill its obligations hereunder.

        Section 4.8 Financing. Parent and Merger Sub collectively have and will have at the Effective Time sufficient funds in immediately available U.S. dollars to pay the Merger Consideration in cash for all outstanding shares of Company Common Stock converted into cash pursuant to the Merger, to perform Parent's and Merger Sub's obligations under this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement payable by them.

        Section 4.9 Stock Ownership. As of the date hereof, neither Parent nor Merger Sub nor any of their respective subsidiaries beneficially own any Shares.

                                 ARTICLE V

                                 COVENANTS

        Section 5.1 Conduct of Businesses Prior to the Effective Time. Except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation (including the rules of any applicable securities exchange), during the period from the date of this Agreement to the earlier of (x) the termination of this Agreement and (y) the Effective Time, unless Parent otherwise agrees in writing, the Company shall, and shall cause its subsidiaries to, in all material respects, conduct its business in the usual, regular and ordinary course consistent with past practice and use all reasonable efforts to maintain and preserve intact its business organization and the good will of those having business relationships with it and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, and except as set forth in Section
5.1 of the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation (including the rules of any applicable securities exchange), during the period from the date of this Agreement to the earlier of (x) the termination of this Agreement and (y) the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Parent in each instance:

              (a) (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Company or any of its subsidiaries, or (B) any other securities in respect of, in lieu of, or in substitution for, any shares of capital stock of the Company or any of its subsidiaries outstanding on the date hereof, other than pursuant to the exercise of Company Stock Options outstanding as of the date hereof;
(ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding shares of capital stock of the Company or any of its subsidiaries; or (iii) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution, in respect of any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such, other than
(A) dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent and (B) regular quarterly cash dividends on Company Common Stock, not in excess of $0.25 per share, for the quarter ended June 30, 2002, provided that the Company may accelerate its usual quarterly dividend record and payment dates such that those dates precede the Closing Date;

              (b) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or guarantee any such indebtedness except for amounts not in excess of $1 million in the aggregate;

              (c) sell, transfer, mortgage, encumber or otherwise dispose of any of its properties or assets with a minimum value in excess of $10 million to any individual, corporation or other entity other than a direct or indirect wholly owned subsidiary, or cancel, release or assign any indebtedness in excess of $1 million to any such person or any claims held by any such person, in each case that is material to the Company and its subsidiaries, taken as a whole, except (i) in the ordinary course of business consistent with past practice, or (ii) pursuant to contracts or agreements in force at the date of this Agreement;

              (d) other than in the ordinary course of business consistent with past practice, make any material acquisition or investment in a business either by purchase of stock or securities, merger or consolidation, contributions to capital, loans, advances, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

              (e) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any Company Benefit Plans, for or in respect of, any stockholder, officer, director, other employee, agent, consultant or affiliate other than (i) as required pursuant to the terms of agreements in effect on the date of this Agreement, and (ii) increases in salaries, wages and benefits of directors, officers, or employees of the Company made in the ordinary course of business and in a manner consistent with past practice;

              (f)   amend the Company Charter or the Company Bylaws;

              (g) waive or fail to enforce any provision of any confidentiality or standstill agreement to which it is a party (including the Agreement dated as of July 27, 2001 between the Company and Private Capital Management, L.P. and the Standstill Agreement dated as of November 7, 2001 among the Company, Royce & Associates, Inc., Brandywine Asset Management, Inc., and Legg Mason, Inc.); provided, however, that this clause (g) shall not prohibit the Company from consenting to a request from one or more of the parties thereto that it be permitted to make a Superior Proposal or a proposal that may reasonably be expected to lead to a Superior Proposal; or

              (h) make any commitment to take any of the actions prohibited by this Section 5.1.

        Section 5.2   No Solicitation.

              (a) The Company shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined) and shall seek to have returned to the Company any confidential information that has been provided in any such discussions or negotiations. From the date hereof, the Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its officers, directors or employees or any affiliate, investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of furnishing information which has not been previously publicly disseminated), or take any other action intended to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that following the receipt of a Superior Proposal (as hereinafter defined) or a proposal which is reasonably expected to lead to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, the Company may, in response to such Takeover Proposal and subject to compliance with Section 5.2(c), (A) request information from the party making such Takeover Proposal for the purpose of the Board of Directors of the Company informing itself about the Takeover Proposal that has been made and the party that made it, (B) furnish information with respect to the Company to the party making such Takeover Proposal pursuant to a confidentiality agreement, provided that (1) such confidentiality agreement contains substantially the same terms as (or terms no less favorable to the Company) than those contained in the Confidentiality Agreement dated as of June 17, 2002 among Parent and the Company (as it may be amended, the "Confidentiality Agreement") and (2) the Company advises Parent of all such nonpublic information delivered to such person concurrently with its delivery to the requesting party, and (C) participate in negotiations with such party regarding such Takeover Proposal; provided further, that the actions described in clauses (B) and (C) may be taken only on or before August 7, 2002. It is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer, director, investment banker, attorney or other advisor or representative of the Company or any of its subsidiaries shall be deemed to be a breach of this
Section 5.2(a) by the Company.

              (b) Except as expressly permitted in this Section 5.2(b), neither the Board of Directors of the Company nor any committee thereof shall
(i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the approval, determination of advisability, or recommendation by such Board of Directors or such committee of this Agreement, the Merger, and the other transactions contemplated hereby, (ii) approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, any Takeover Proposal or
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Takeover Proposal (other than a confidentiality agreement referred to in Section 5.2(a)). Notwithstanding the foregoing, in the event that the Board of Directors of the Company determines in good faith, in response to a Superior Proposal that was unsolicited and made after the date hereof in circumstances not otherwise involving a breach of this Agreement, after considering applicable provisions of state law and after consultation with outside counsel, that the failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law, the Board of Directors of the Company may (subject to compliance with this and the following sentences and to compliance with Sections 5.2(a) and 5.2(c)),
(x) withdraw or modify its approval, determination of advisability, or recommendation of this Agreement, the Merger, and the other transactions contemplated hereby or (y) determine to be advisable or recommend a Superior Proposal, provided, however, that any actions described in clause (x) or (y) may be taken only at a time that is after the second business day following Parent's receipt of written notice from the Company advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal.

              (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.2, the Company shall promptly advise Parent in writing of any request for confidential information in connection with a Takeover Proposal, of any Takeover Proposal, the material terms and conditions of such request or the Takeover Proposal, the identity of the person making such request or Takeover Proposal, and any requests made by the Company for information about the Takeover Proposal or the party that made it; and the Company shall keep Parent promptly advised of all significant developments in respect of such Takeover Proposal.

              (d) Nothing contained in this Section 5.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as in accordance with Section 5.2(b), withdraw or modify, or propose publicly to withdraw or modify, its approval, determination or recommendation or approve, determine to be advisable, or recommend, or propose publicly to approve, determine to be advisable, or recommend, a Takeover Proposal.

              (e)   For purposes of this Agreement:

                    (i) "Takeover Proposal" means any inquiry, proposal or offer from any person (other than Parent and its subsidiaries, affiliates, and representatives) relating to any direct or indirect acquisition or purchase of 25% or more of the assets of the Company or any of its subsidiaries or 25% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, in each case other than the transactions contemplated by this Agreement.

                   (ii) For purposes of this Agreement, a "Superior Proposal" means a bona fide written offer from any person (other than Parent and its subsidiaries, affiliates and representatives) for a direct or indirect acquisition or purchase of 50% or more of the assets of the Company or any of its subsidiaries taken as a whole, or 50% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, in each case other than the transactions contemplated by this Agreement, which provides for consideration on a per share basis to the stockholders of the Company with a value (it being understood that securities retained by the Company's stockholders be included for purposes of that determination) that the Board of Directors of the Company determines in good faith (after consultation with independent financial advisors and outside counsel and taking into account all relevant factors, including whether financing for such offer is committed and the likelihood of such offer resulting in a consummated transaction) to be more favorable from a financial point of view to the Company's stockholders than the Merger Consideration. Any Superior Proposal is a Takeover Proposal.

        Section 5.3 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release reasonably acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, none of the Company, Parent, Merger Sub, nor any of their respective affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other parties, except any publication of any press release or other announcement made in connection with any Superior Proposal or as may be required by law or by any listing agreement with a national securities exchange as determined in the good faith judgment of the party wanting to make such release.

        Section 5.4 Notification of Certain Matters. Each of the Company and Parent shall give prompt notice to the other if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any person alleging that the consent or approval of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) receipt of any notice or other communication from any Governmental Entity or the AMEX or New York Stock Exchange (or any other securities market), as applicable, in connection with the transactions contemplated by this Agreement; or (iii) the occurrence of an event which would be reasonably likely to (A) have a Company Material Adverse Effect or prevent or delay the consummation of the Merger or (B) cause any condition to the Merger to be unsatisfied at any time prior to the Outside Date (as defined in Section 7.1(b)); provided, however, that the delivery of any notice pursuant to this Section 5.4 shall not limit or otherwise affect the remedies of the parties available hereunder.

        Section 5.5   Access to Information.

              (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Parent, during normal business hours during the period prior to the Effective Time, reasonable access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its subsidiaries to, make available to Parent (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Parent shall, and shall cause its subsidiaries and Representatives to, hold in strict confidence all Evaluation Material (as defined in the Confidentiality Agreement) concerning the Company and it subsidiaries furnished to it in connection with the transactions contemplated by this Agreement, pursuant to this Section 5.5(a) or otherwise, in accordance with the Confidentiality Agreement.

              (b) No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

        Section 5.6   Further Assurances.

              (a)Subject to the terms and conditions of this Agreement, each of Parent and the Company shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in
Article VI hereof, to consummate the transactions contemplated by this Agreement, including, without limitation, the Merger, as promptly as practicable and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Parent or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of any such consent, authorization, order or approval.

              (b) Subject to the terms and conditions of this Agreement, each of Parent and the Company shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using all reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using all reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

        Section 5.7   Indemnification.

              (a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes such prior to the Effective Time, an officer, director or fiduciary of the Company or any of its subsidiaries (the "Indemnified Parties") against (i) any and all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), fines, liabilities or judgments or amounts that are paid in settlement with the approval of Parent (which approval shall not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or fiduciary of the Company or any of its subsidiaries whether pertaining to any action or omission existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby; provided, however, that, in the case of the Company and the Surviving Corporation such indemnification shall be to the fullest extent a corporation is permitted under Section 13.1-704 of the VSCA to indemnify its own directors, officers or fiduciaries, and in the case of Parent such indemnification shall not be limited by the VSCA but such indemnification shall not be applicable to any claims made against the Indemnified Parties to the extent that a judgment or other final adjudication established that (A) their acts or omissions were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so deliberated or (B) arising out of, based upon or attributable to the gaining in fact of any financial profit or other advantage to which they were not legally entitled. Parent, the Company, and the Surviving Corporation, as the case may be, will pay all expenses of each Indemnified Party in advance of the final disposition of any such action or proceeding to the fullest extent permitted by law upon receipt of any undertaking contemplated by Section 13.1-699 of the VSCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel reasonably satisfactory to them and Parent and Merger Sub, (ii) Parent shall, and shall cause the Surviving Corporation to, pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, and (iii) Parent shall, and shall cause the Surviving Corporation to, use all reasonable efforts to assist and cooperate in the vigorous defense of any such matter, provided that none of Parent, Merger Sub or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 5.7, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Parent, Merger Sub or the Surviving Corporation (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 5.7 except to the extent such failure materially prejudices such party), and shall deliver to the Merger Sub and the Surviving Corporation the undertaking contemplated by Section 13.1-699 of the VSCA. The Indemnified Parties as a group may retain only one law firm (in addition to local counsel in each applicable jurisdiction if reasonably required) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. In the event any Indemnified Party is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action Parent shall reimburse such Indemnified Party for all its expenses in bringing and pursuing such action. Each Indemnified Party shall be entitled to the advancement of expenses to the full extent contemplated in this Section 5.7(a) in connection with any such action.

              (b) Successors. In the event Parent or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provisions shall be made so that the continuing or surviving entity or transferee, as appropriate, shall assume the obligations set forth in this
Section 5.7.

              (c) Survival of Indemnification. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification as of the date hereof in favor of the directors, officers and fiduciaries of the Company and its subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective certificates of incorporation and bylaws or comparable documents in effect on the date hereof, or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided that in the event any claim or claims are asserted or made within such six-year period, all such rights to indemnification in respect of such claim or claims shall continue until the final disposition thereof.

        Section 5.8 Employee Benefit Plans. For purposes of all employee benefit plans (as defined in Section 3(3) of ERISA) and other employment agreements, arrangements and policies of Parent under which an employee's benefits depends, in whole or in part, on length of service, credit will be given to current employees of the Company for service with the Company prior to the Effective Time, provided that such crediting of service does not result in duplication of benefits. Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all employee benefit plans (as defined in Section 3(3) of ERISA) and the other Company Benefit Plans; provided, however, that Parent or the Surviving Corporation may amend, modify or terminate any individual Company Benefit Plan in accordance with its terms and applicable law (including obtaining the consent of the other parties to and beneficiaries of such Company Benefit Plan to the extent required thereunder) provided, further, that, for a period of two years, no such amendment, modification or termination shall result in compensation and benefits to the employees, former employees, directors or former directors of the Company and its subsidiaries (the "Company Employees") that are less favorable, in the aggregate, than the compensation and benefits that are provided to the Company Employees immediately prior to the Effective Time. Notwithstanding the foregoing or anything else in this Agreement to the contrary, the Surviving Corporation and its subsidiaries shall not, after the Effective Time, provide retiree medical health insurance benefits without the consent of Parent except as may be required by law or as is provided as of the date hereof to the officer or director set forth in
Section 5.8 of the Company Disclosure Schedule.

         Section 5.9   Bonus Payments; Employment Agreements.

              (a) The Parent shall, or shall cause the Surviving Corporation to, pay discretionary bonuses to officers and employees of the Company in respect of the fiscal year in which the Closing occurs, consistent with the Company's past practice with respect to such bonuses.

              (b)   Parent shall, and shall cause the Surviving
Corporation to, honor in accordance with their terms, each of the four employment agreements filed or incorporated by reference as exhibits to the Company's Annual Report on Form 10-K/A for the fiscal year ended September 30, 2001, as such agreements are amended as of the date hereof.

        Section 5.10 Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by, and at the sole expense of, Parent.

                               ARTICLE VI

                       CONDITIONS TO THE MERGER

        Section 6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions:

              (a) Stockholder Approval. This Agreement shall have been duly approved and adopted by the requisite vote of the holders of Company Common Stock; and

              (b)   Statutes and Consents.   No statute, rule,
regulation, judgment, order or injunction shall have been promulgated, entered, enforced, enacted, or issued or be applicable to the Merger by any Governmental Entity which prohibits, restrains, or makes illegal the consummation of the Merger; provided that the parties hereto shall use all reasonable efforts to cause any such statute, rule, regulation, judgment, order or injunction to be vacated or lifted or any such action or proceeding to be dismissed; and all domestic governmental consents, orders, approvals and waiting periods required for the consummation of the Merger and the transactions contemplated hereby shall have been obtained and shall be in effect, or with respect to waiting periods shall have expired or been terminated, at the Effective Time.

        Section 6.2 Condition to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of the further condition (which may be waived in whole or in part by Parent) that the representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in either case, as of the Closing Date as though made on or as of such date, and the Company shall have performed or complied with all material obligations, agreements and covenants required by this Agreement to be performed or complied with by it (including without limitation the Company not having entered into any definitive agreement or any agreement in principle with any person with respect to a Takeover Proposal or similar business combination with the Company in violation of Section 5.2), except, in the case of the failure of any representation or warranty, for changes specifically permitted by the Agreement and for those representations and warranties that address matters only as of a particular date and are true and correct as of such date. Parent shall have received a certificate signed on behalf of the Company by its chief executive officer and chief financial officer to such effect.

        Section 6.3 Condition to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is subject to the satisfaction on or prior to the Closing Date of the further condition (which may be waived in whole or in part by the Company) that the representations and warranties of Parent and Merger Sub set forth in this Agreement that are qualified by materiality shall be true and correct, and the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in either case, as of the Closing Date as though made on or as of such date, and Parent and Merger Sub shall have performed or complied with all material obligations, agreements and covenants required by this Agreement to be performed or complied with by them, except, in the case of the failure of any representation or warranty, for changes specifically permitted by the Agreement and for those representations and warranties that address matters only as of a particular date and are true and correct as of such date. The Company shall have received a certificate signed on behalf of Parent by its chief executive officer or chief financial officer to such effect.

                                ARTICLE VII

                                TERMINATION

        Section 7.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

              (a)   By the mutual consent of the Parent and the Company.

              (b)   By either of the Company or Parent:

                    (i) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided that the party seeking to terminate this Agreement shall have used all reasonable efforts to challenge such order, decree, ruling or other action;

                   (ii) if the Effective Time shall not have occurred on or before November 15, 2002 (the "Outside Date"), provided, that a party may not terminate the Agreement pursuant to this Section 7.1(b)(ii) if its failure to perform any of its obligations under this Agreement results in the failure of the Effective Time to occur by such time, provided, however, that the Outside Date shall be extended day-by-day for each day during which any party shall be subject to a nonfinal order, decree, ruling or action restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided further, however, that the Outside Date shall not be extended past December 15, 2002;

              (c)   By the Company:

                   (i) if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

                     (ii)   if it exercises its rights described in clauses
(x) or (y) of Section 5.2(b), provided that prior thereto or simultaneously therewith the Company has paid the Termination Fee to Parent in accordance with Section 7.3; or

                     (iii) if the representations and warranties of Parent or Merger Sub set forth in this Agreement that are qualified by materiality shall not be true and correct in any respect, or if the representations and warranties of Parent and Merger Sub set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made on such date, or either Parent or Merger Sub shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within thirty (30) business days after the Company gives written notice of such inaccuracy or breach to Parent, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Parent Material Adverse Effect.

              (d)   By Parent:

                    (i) if the required approval of the stockholders of the Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

                    (ii) if the Board of Directors of the Company or any committee thereof shall have withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Parent, its approval or recommendation of this Agreement, the Merger, and other transactions contemplated hereby, or approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, or the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

                    (iii) if the representations and warranties of the Company set forth in this Agreement that are qualified by materiality shall not be true and correct in any respect, or if the representations and warranties of the Company set forth in this Agreement that are not so qualified shall not be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as if made on such date, or the Company shall have breached or failed in any material respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it, which inaccuracy or breach cannot be cured or has not been cured within thirty (30) business days after Parent gives written notice of such inaccuracy or breach to the Company, except, in the case of the failure of any representation or warranty, for changes specifically permitted by this Agreement, for those representations and warranties that address matters only as of a particular date and are true and correct as of such date, and for such failures as do not individually or in the aggregate have a Company Material Adverse Effect.

        Section 7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement (other than Sections 7.2, 7.3, 8.4, 8.6, 8.7, 8.8, 8.9, and 8.11 hereof) shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company, except as provided in Section 7.3; provided, however, that nothing in this Section shall relieve any party for any intentional breach prior to any such termination of any of the representations, warranties, covenants, or agreements set forth in this Agreement.

        Section 7.3 Termination Fee; Expenses. Except as provided in this Section 7.3 and except for the filing fee under the HSR Act (which filing fee in all events shall be borne by Parent), all fees and expenses incurred by the parties hereto shall be borne solely by the party which has incurred such fees and expenses. In the event that (i) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter this Agreement is terminated pursuant to Section 7.1(b)(ii), 7.1(c)(i), or 7.1(d)(i) hereof and such Takeover Proposal is consummated within one (1) year of such termination or (ii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii), or is terminated by the Company pursuant to Section 7.1(c)(ii), then the Company shall pay to Parent within one business day of such termination, or in the case of subclause (i) upon such consummation, a termination fee equal to $8 million (the "Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. In the event the Termination Fee becomes payable pursuant to this Section 7.3, the Company shall also promptly pay upon Parent's request, all reasonably documented out-of-pocket fees and expenses incurred by Parent and Merger Sub in connection with this Agreement and the transactions contemplated hereby (not exceeding $1 million in the aggregate), which payments shall be in addition to the Termination Fee. The fee arrangement contemplated hereby shall be paid pursuant to this Section 7.3 regardless of any alleged breach by Parent of its obligations hereunder, provided, that no payment made by the Company pursuant to this Section 7.3 shall operate or be construed as a waiver by the Company of any breach of this Agreement by Parent or Merger Sub or of any rights of the Company in respect thereof. The Termination Fee, if paid, shall be credited against any damages recovered by Parent or Merger Sub from the Company arising from a breach of this Agreement by the Company.

                              ARTICLE VIII

                              MISCELLANEOUS

        Section 8.1 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that no amendment, modification or supplement of this Agreement shall be made following the approval of this Agreement by the stockholders unless, to the extent required, approved by the stockholders.

        Section 8.2 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 8.1, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

        Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

        Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)   if to Parent or Merger Sub, to:

                    Berkshire Hathaway Inc.
                    1440 Kiewit Plaza
                    Omaha, Nebraska 68131
                    Attention:    Chief Executive Officer
                    Telephone No.:   402-346-1400
                    Telecopier No.:   402-346-3375

                    with a copy to:

                    Munger, Tolles & Olson LLP
                    355 South Grand Avenue, Suite 3500
                    Los Angeles, California  90071-1560
                    Attention:  R. Gregory Morgan, Esq.
                    Telephone No.:  (213) 683-9100
                    Telecopier No.:  (213) 687-3702

              (b)   if to the Company, to:

                    Garan, Incorporated
                    350 Fifth Avenue
                    19th Floor
                    New York, New York 10118
                    Attention:   Chief Executive Officer
                    Telephone No.:   212-563-2000
                    Telecopier No.:   (212) 971-2253

                    with copies to:

                    Tannenbaum Dubin & Robinson, LLP
                    1140 Avenue of the Americas
                    New York, New York  10036
                    Attention: Marvin S. Robinson, Esq.
                    Telephone No.:  (212) 302-2900
                    Telecopier No.  (212) 302-2906

                    and

                    Simpson Thacher & Bartlett
                    425 Lexington Avenue
                    New York, New York  10017-3954
                    Attention:  Charles I. Cogut, Esq.
                    Telephone No.:  (212) 455-2550
                    Telecopier No.:  (212) 455-2502

        Section 8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 8.6 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein), together with the Confidentiality Agreement: (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and
(b) except as provided in Section 5.7 and Section 5.9(b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. Section 5.7 is intended for the benefit of, and shall be enforceable by, each Indemnified Party (and his or her heirs and representatives). Section 5.9(b) is intended for the benefit of, and shall be enforceable by, the four persons (and their respective heirs and representatives) who are parties with the Company to the agreements referred to therein.

        Section 8.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.

        Section 8.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

        Section 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

        Section 8.10 Headings; Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. "Include," "includes," and "including" shall be deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import. "Knowledge" and "known" mean the actual knowledge after reasonable inquiry of the executive officers of the Company (and including, with respect to Section 3.15, the Company's head of taxes) or Parent, as the case may be.

        Section 8.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the Commonwealth of Virginia or of the United States located in the Commonwealth of Virginia in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, and each party will not attempt to deny or defeat personal jurisdiction or venue in any such court by motion or other request for leave from any such court.

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     Berkshire Hathaway Inc.

                                     By: /s/ Warren E. Buffet
                                        ----------------------------
                                        Name:
                                        Title:

                                     BG Merger Sub Inc.

                                     By: /s/ Marc D. Hamburg
                                        ----------------------------
                                        Name:
                                        Title:

                                     Garan, Incorporated

                                     By: /s/ Seymour Lichtenstein
                                        ----------------------------
                                        Name:
                                        Title:

EXHIBIT A
                           STOCKHOLDER AGREEMENT

        This STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of July
2 2002, is made and entered into among Berkshire Hathaway Inc.,, a Delaware corporation ("Parent"), BG Merger Sub Inc., a Virginia corporation and wholly owned subsidiary of Parent ("Merger Sub"), and each party listed under the heading "STOCKHOLDER" on the signature page hereof (each a "Stockholder" and collectively, the "Stockholders");

                           W I T N E S S E T H:

        WHEREAS, as of the date hereof, each Stockholder is the beneficial owner ("beneficial owner," "beneficial ownership," "beneficially," and related terms, wherever used herein, within the meaning of Section 13(d)(1) of the Securities Exchange Act of 1934, as amended) of the number of shares of common stock, no par value ("Company Common Stock"), of Garan, Incorporated, a Virginia corporation (the "Company"), set forth opposite the Stockholder's name on Exhibit A hereto (the total number of shares of Company Common Stock beneficially owned by the Stockholder, and any other Company Common Stock or any stock option that the Stockholder acquires, as record or beneficial holder, whether by means of purchase, dividend, distribution, or otherwise, prior to the termination of this Agreement, together with all associated Rights, being collectively referred to as the "Shares");

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, and Merger Sub are entering into an Agreement and Plan of Merger (the "Merger Agreement") of even date herewith, which (upon the terms and subject to the conditions set forth therein) provides for the merger of Merger Sub with and into the Company (the "Merger"); and

        WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have requested each Stockholder to agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement each Stockholder has agreed, to enter into this Agreement.

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                ARTICLE I

              STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES

        Each Stockholder hereby severally, and not jointly, represents and warrants to Parent and Merger Sub as follows:

        Section 1.1 Due Organization and Authorization. Stockholder (if not a natural person) is a corporation or limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is formed. Stockholder possesses the requisite power and authority to execute, deliver, and perform this Agreement, to appoint or cause to be appointed Merger Sub and Parent (or any nominee thereof) as its Proxy (as defined below), and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement, the appointment of Merger Sub and Parent (or any nominee thereof) as Stockholder's Proxy, and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action of Stockholder.
This Agreement has been duly executed and delivered by or on behalf of Stockholder and constitutes a legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally and (ii) is subject to general principles of equity. Stockholder consents to each other Stockholder's execution, delivery, and performance of this Agreement. There is no other beneficial owner of any of the Shares or other beneficiary or holder of any other interest in any of the Shares whose consent is required for the execution and delivery of this Agreement or for the consummation by Stockholder of the transactions contemplated hereby.

        Section 1.2 No Conflicts; Required Filings and Consents. (a) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, (i) conflict with or violate the certificate or articles of incorporation, bylaws or other organizational documents of Stockholder (if Stockholder is an entity), (ii) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder's assets is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration, or cancellation of, or result in the creation of a lien or encumbrance on any assets of Stockholder, including, without limitation, the Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation to which Stockholder is a party or by which Stockholder or any of Stockholder's assets is bound or affected, except in the case of clauses (ii) and (iii), for such matters as would not prevent or in any way impair Stockholder's ability to perform its obligations under this Agreement.

              (b) The execution and delivery of this Agreement by Stockholder do not, and the performance of this Agreement by Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, other than (i) filings under the HSR Act and any similar foreign requirements, and (ii) any necessary filing under the Securities Exchange Act of 1934, as amended.

        Section 1.3 Title to Shares. Stockholder is the beneficial owner of the shares of Company Common Stock as set forth opposite Stockholder's name on Exhibit A hereto (or shares beneficial ownership as set forth on Exhibit A), free and clear of any pledge, lien, security interest, mortgage, claim, proxy, voting restriction or other voting trust, agreement, understanding, or arrangement of any kind, right of first refusal or other limitation on disposition, adverse claim of ownership, or other encumbrance of any kind, other than restrictions imposed by securities laws or pursuant to this Agreement. Exhibit A also sets forth the record owner of the Shares. As of the date hereof, Stockholder does not own beneficially or of record any other shares of Company Common Stock or option to acquire any such shares.

        Section 1.4 Information for Offer Documents and Proxy Statement. None of the information relating to Stockholder and its affiliates provided in writing to the Company by or on behalf of Stockholder or its affiliates specifically for inclusion in the Proxy Statement will, at the times the Proxy Statement is filed with the SEC or are first published, sent or given to stockholders of the Company, or at the time of the special meeting of stockholders to consider the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        Section 1.5 Acknowledgment. Stockholder, on behalf of itself and its affiliates, acknowledges and agrees that neither it nor they shall be paid or shall otherwise be entitled to any broker's, finder's, financial advisor's, or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                            ARTICLE II

                      STOCKHOLDERS' COVENANTS

        Each Stockholder hereby severally, and not jointly, covenants to Parent and Merger Sub as follows:

        Section 2.1 Voting of Shares. Stockholder hereby agrees that from the date hereof until the termination of the Agreement pursuant to
Section 3.2 (the "Term"), at any meeting of the stockholders of the Company however called and in any action by written consent of the stockholders of the Company, in each case before the Effective Time, Stockholder shall vote (or direct the record owner of its Shares to vote) its Shares (i) in favor of the Merger and the Merger Agreement, (ii) if so directed by Parent, against any Takeover Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could reasonably be expected to result in any of the Company's obligations under the Merger Agreement not being fulfilled, any change in the composition of the board of directors of the Company (except as contemplated by the Merger Agreement), any change in the present capitalization of the Company or any amendment to the Company's corporate structure or business, or any other action which could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by this Agreement or the Merger Agreement or the likelihood of such transactions being consummated, and (iii) in favor of any other matter necessary for consummation of the transactions contemplated by the Merger Agreement which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary or appropriate in order to effectuate the foregoing, including documents enabling Parent and Merger Sub or their nominee(s) to vote the Shares directly.

        Section 2.2 Proxy. Stockholder hereby revokes all prior proxies or powers of attorney with respect to any of its Shares. During the Term, Stockholder hereby constitutes and appoints Parent and Merger Sub, or any nominee designated by Parent and Merger Sub, with full power of substitution and resubstitution at any time during the Term, as its true and lawful attorney and proxy ("Proxy"), for and in its name, place, and stead, in the Proxy's discretion to demand that the Secretary of the Company call a special meeting of the stockholders of the Company for the purpose of considering any matter referred to in Section 2.1 and to vote each Share held by Stockholder as its Proxy in respect of any such matter, at every annual, special, adjourned, or postponed meeting of the stockholders of the Company, including the right to sign its name as stockholder (or to direct the record owner to sign its name as stockholder) to any consent, certificate, or other document relating to the Company that the law of the Commonwealth of Virginia might permit or require. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM. Stockholder will take such further action and execute such other documents as may be necessary to effectuate the intent of this Section 2.2.

        Section 2.3 Restrictions on Transfer, Proxies and Non-Interference. Stockholder hereby agrees, until the termination of this Agreement pursuant to Section 3.2, and except as contemplated hereby, not to
(i) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares (other than to an affiliate of such Stockholder who agrees to comply with the terms and provisions hereof with respect to the transferred Shares), (ii) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or (iii) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Stockholder from performing Stockholder's obligations under this Agreement.

        Section 2.4 No Solicitation. Stockholder covenants and agrees that, during the Term, it shall not, directly or indirectly, solicit, initiate, knowingly encourage, or take any other action designed to facilitate any inquiries or the making of any proposal from any person (other than from Parent or Merger Sub) relating to any transaction that constitutes a Takeover Proposal. Stockholder further covenants and agrees that, during the Term, it shall not participate in any discussions or negotiations (except with Parent or Merger Sub) regarding, or furnish to any person (other than Parent or Merger Sub or if required by law or compelled by subpoena or similar legal process) any information with respect to, or otherwise cooperate in any way with, or assist or participate in or facilitate or encourage, any effort or attempt by any person (other than Parent and Merger
Sub) to make, any transaction that may constitute a Takeover Proposal. Stockholder immediately shall cease and cause to be terminated any existing discussions or negotiations of Stockholder and its agents or other representatives with any person (other than Parent and Merger Sub) with respect to any of the foregoing. Stockholder shall notify Parent and Merger Sub promptly of any specific proposal or offer made to Stockholder relating to a Takeover Proposal, or any substantive inquiry or contact made to Stockholder specifically relating to a Takeover Proposal, and shall, in any such notice to Parent and Merger Sub, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry, or contact and the material terms and conditions of such proposal, offer, inquiry, or contact. Notwithstanding the foregoing, if Stockholder or (if Stockholder is an entity) any officer, director, partner, agent or representative of Stockholder is an officer of the Company or a member of the Board of Directors of the Company, such Stockholder may, in his or her capacity as such, take such actions, if any, as are permitted by Section 5.2 of the Merger Agreement.

                                ARTICLE III

                               MISCELLANEOUS

        Section 3.1 Definitions. Terms used but not otherwise defined in this Agreement, have the meanings assigned to such terms in the Merger Agreement, as it may be amended from time to time; provided, that no amendments to the Merger Agreement adverse to the interests of a Stockholder shall apply to this Agreement unless consented to in writing by such Stockholder.

        Section 3.2 Termination. This Agreement shall terminate and be of no further force and effect (i) by the written mutual consent of the parties hereto or (ii) automatically and without any required action of the parties hereto upon the earliest to occur of (A) the Effective Time, (B) the termination of the Merger Agreement in accordance with its terms, (C) the amendment of the Merger Agreement without the written consent of the Stockholders that (x) provides for a reduction in the Merger Consideration below $60.00 or (y) changes the form of the Merger Consideration to other than cash, and (D) December 31, 2002. Notwithstanding the foregoing, the provisions of this Agreement shall survive and continue in full force and effect with respect to the Stockholder designated on Exhibit B hereto and to that number of Shares beneficially owned by such Stockholder shown on Exhibit B hereto for a period of twelve (12) months after the date of termination of the Merger Agreement pursuant to Section 7.1(c)(i) or (ii) or 7.1(d)(i) or
(ii) thereof to the extent that such termination relates to or occurs following a Takeover Proposal that is initially communicated to the Company or publicly disseminated after August 7, 2002. The termination of this Agreement shall not relieve any party hereto from any liability for any breach of this Agreement prior to termination.

        Section 3.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

        Section 3.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon hand delivery, (ii) upon confirmation of receipt of facsimile transmission, (iii) upon confirmed delivery by a standard overnight courier, or (iv) after five (5) business days if sent by registered or certified mail, postage prepaid, return receipt requested, to the following address or to such other address that a party hereto might later specify by like notice:

              (a)  If to Parent or Merger Sub, to:

                   Berkshire Hathaway Inc.
                   1440 Kiewit Plaza
                   Omaha, Nebraska 68131
                   Attention:  Chief Executive Officer
                   Telecopy:    402-346-3375

                   with copies to:

                   Munger, Tolles & Olson LLP
                   355 South Grand Avenue, 35th Floor
                   Los Angeles, California  90071-1560
                   Attention: R. Gregory Morgan
                   Telecopy: (213) 687-3702

              (b)  If to Stockholders, to:
                   c/o Garans, Incorporated
                   350 Fifth Avenue
                   19th Floor
                   New York, New York 10118
                   Attention:   Chief Executive Officer
                   Telecopy:

                   with copies to:

                   Tannenbaum Dubin & Robinson, LLP
                   1140 Avenue of the Americas
                   New York, New York  10036
                   Attention: Marvin S. Robinson, Esq.
                   Telephone No.:  (212) 302-2900
                   Telecopier No.  (212) 302-2906

                   and

                   Simpson Thacher & Bartlett
                   425 Lexington Avenue
                   New York, New York  10017-3954
                   Attention:  Charles I. Cogut, Esq.
                   Telephone No.:  (212) 455-2550
                   Telecopier No.:  (212) 455-2502

        Section 3.5 Severability. In the event that any provision in this Agreement is held invalid, illegal, or unenforceable in a jurisdiction, such provision shall be modified or deleted as to the jurisdiction involved but only to the extent necessary to render the same valid, legal, and enforceable. The validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality, or enforceability of such provision be affected thereby in any other jurisdiction.

        Section 3.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect thereto.

        Section 3.7 Assignment. No party may assign or delegate this Agreement or any right, interest, or obligation hereunder, provided that Parent or Merger Sub, in its sole discretion, may assign or delegate its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent without obtaining the consent of any other party hereto; provided further that any such assignment or delegation shall not relieve Parent or Merger Sub from liability hereunder.

        Section 3.8 No Third-Party Beneficiaries. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by only the parties hereto, their respective successors, and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, their respective successors, and permitted assigns, any rights, remedies, obligations, or liabilities of any nature whatsoever.

        Section 3.9 Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger.

        Section 3.10 Further Assurance. Each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

        Section 3.11 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement.

        Section 3.12 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this Agreement or otherwise available at law or in equity, the failure of any party hereto to insist upon compliance by any other party hereto with its obligations hereunder, or the existence of any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

        Section 3.13 Specific Performance. The parties hereto acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that an aggrieved party shall be entitled to injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law, or in equity.

        Section 3.14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without giving effect to provisions thereof relating to conflicts of law.

        Section 3.15 Headings. The descriptive headings in this Agreement were included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 3.16 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed in a manner sufficient to bind them as of the date first written above.

                                  Berkshire Hathaway Inc.

                                  By:
                                     -------------------------
                                  Its:
                                      ------------------------

                                  BG Merger Sub Inc.

                                  By:
                                     -------------------------
                                  Its:
                                      ------------------------

                                  Stockholders:

                                  -------------------------------
                                  Rodney Faver

                                  -------------------------------
                                  Jerald Kamiel

                                  -------------------------------
                                  Seymour Lichtenstein

                                  -------------------------------
                                  William J. Wilson

                                Exhibit A

                                                            No. of Shares of
Name of Beneficial          No. of Shares of              Company Common Stock
and Record Owner          Company Common Stock             Subject to Option
------------------        --------------------            --------------------

                                Exhibit B

                                                            No. of Shares of
Name of Beneficial and Record Owner                       Company Common Stock
-----------------------------------                       --------------------